Exhibit 12i

Certificate of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Atlas Pacific Ltd (the “Company”) for the financial year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph J.U. Taylor as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and result of operations of the Company for the period covered by the Report.

/s/ JOSEPH J.U. TAYLOR
Joseph James Uel Taylor Chief Executive Officer

July 15, 2003

This certificate accompanies this Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.